   EXHIBIT 99.1

Execution Copy
EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of February 5, 2014 (the “Effective Date”), by and among American Standard Energy Corp., a Delaware corporation (the “Corporation”), and Saber Oil, LLC, a Delaware limited liability company (“Saber”).

RECITALS

WHEREAS, Saber is the sole holder of record of 35,400 shares of the Series A Cumulative Convertible Preferred Stock issued by the Corporation (the “Series A Stock”).

WHEREAS, the Corporation and its wholly-owned subsidiaries (collectively, “ASEN”) are entering into a credit facility (the “Bridge Loan”) with each of Pentwater Equity Opportunities Master Fund Ltd. and PWCM Master Fund Ltd. (collectively, the “Lenders”), pursuant to which the Lenders will loan certain monies to ASEN.

WHEREAS, a condition to the closing of the Bridge Loan, is the exchange of the Series A Stock on a one-for-one basis for Series B Cumulative Non-Redeemable Preferred Stock (“Series B Stock”), which, pursuant to a Certificate of Designations, Preferences and Rights of the Series B Stock, the form of which is attached hereto as Exhibit A, would, among other things, include a conversion price of Series B Stock into common stock of the Company at a conversion price equal to $0.50 per share.

WHEREAS, even though Saber is the holder of record of all of the shares of the Series A Stock, Altpoint Capital Partners (“Altpoint”), pursuant to that certain Call Option Agreement, dated September 20, 2013, by and between Saber and Altpoint, holds an option (the “Option”) to purchase from Saber 17,700 shares of the Series A Stock, however, pursuant to Amendment No. 2 to Option Call Agreement, dated December 11, 2013, Altpoint has waived its right to exercise its Option, and, therefore, as of the Effective Date, Saber controls the rights to the Series A Stock.

WHEREAS, in order to meet the closing condition, the Corporation has agreed to issue Series B Cumulative Non- Redeemable Preferred Stock (the “Series B Stock”), and Saber has agreed to exchange the Series A Stock on a one-for-one basis for shares of Series B Stock.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Saber and Corporation hereby agree as follows:

AGREEMENT

1. Stock Exchange.  Subject to the terms and conditions set forth herein, at the Closing (as defined below), (a) the Corporation agrees to deliver to Saber, and Saber agrees to acquire from the Corporation, the number of shares of Series B Stock set forth on Schedule 1 attached hereto (the “B Shares”), and (b) in exchange for the B Shares to be issued to Saber, Saber shall tender to the Corporation for cancellation the Series A Stock, as set forth on Schedule 1 attached hereto.  The Corporation shall, as soon as reasonable following the Closing, deliver, or cause to be delivered, to Saber a certificate representing the B Shares.

2. Closing.  Subject to the terms and conditions contained in this Agreement, the exchange of the Series A Stock for the Series B Shares contemplated hereby shall take place immediately following the filing with the Delaware Secretary of State of the Certificate of Designations, Preferences and Rights of the Series B Stock (the “Closing”) at the offices of the Corporation, or at such other place as Corporation and Saber may mutually agree upon in writing. At the Closing, Saber shall deliver to Corporation a stock certificate or certificates evidencing the Series A Stock, free and clear of all encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank.

3. Representation and Warranties of the Corporation .  The Corporation represents and warrants to Saber as follows:

3.1 Authorization.  All corporate action required to be taken by the Corporation’s board of directors and shareholders in order to authorize the Corporation to enter into this Agreement, and to issue the B Shares, has been taken.  All action on the part of the officers of the Corporation necessary for the execution and delivery of this Agreement, the performance of all obligations of the Corporation under this Agreement and the issuance and delivery of the B Shares will be taken on or before Closing.  This Agreement, when executed and delivered by the Corporation, shall constitute a valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally.

3.2 Valid Issuance of B Shares.  The B Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than (a) restrictions on transfer under applicable state and federal securities laws and (b) the Corporation’s Certificate of Incorporation, as amended (collectively, the “Restrictions”).  Assuming the accuracy of the representations of Saber in Section 3 of this Agreement, the B Shares will be issued in compliance with all applicable federal and state securities laws.

3.3 Governmental Consents and Filings.  Assuming the accuracy of the representations made by Saber in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Corporation in connection with the consummation of the transactions contemplated by this Agreement.

4. Representation and Warranties of Saber.  Saber represents, warrants and covenants to the Corporation as follows:

4.1 Authorization; Ownership.  Saber has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by Saber, will constitute a valid and legally binding obligation of Saber, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally.  Saber is the sole legal and beneficial owner of the Series A Stock, as set forth on Schedule 1 attached hereto, free and clear of all liens, claims and encumbrances, other than the Restrictions and the Option.

4.2 Restricted Securities.  Saber acknowledges that the B Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”).  Saber acknowledges that the B Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Saber may have to hold the B Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Saber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the B Shares, and on requirements relating to the Corporation which are outside of Saber’s control, and which the Corporation is under no obligation and may not be able to satisfy.  Saber is acquiring the B Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof.  Saber is an “accredited investor” as such term is described in Rule 501 of Regulation D promulgated under the Securities Act.

4.3 No Public Market.  Saber acknowledges that no public market now exists for the B Shares, and that the Corporation has made no assurances that a public market will ever exist for the B Shares.

4.4 Waiver of Accrued Dividends; Release.  Saber acknowledges that upon the exchange of the Series A Stock for the B Shares, it is waiving its right to all dividends, accrued or otherwise, that may be due and owing by virtue of its ownership of the Series A Stock.  Saber, upon the exchange of the Series A Stock for the B Shares, releases all obligations, rights, and claims related to the ownership of the Series A Stock.

5. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

6. Amendments.  Only an instrument in writing duly executed and delivered by or on behalf of each party hereto may amend this Agreement.

7. Integration. This Agreement constitutes the final, entire and exclusive agreement between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements, understandings, or representations related thereto.

8. Governing Law; Binding Effect and No Third Party Beneficiaries.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to the principles of conflict of law.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.  There are no third party beneficiaries to this Agreement and the parties do not intend that any person or entity other than the parties and their respective successors and permitted assigns shall have any rights or remedies under or by virtue of this Agreement.

9. Severability.  If any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent such provision (or part thereof) is invalid, illegal, or unenforceable.  Furthermore, there shall be automatically substituted herein for such valid, illegal or unenforceable provision, a provision as similar thereto as possible which is valid, legal and enforceable.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Preferred Stock Exchange Agreement as of the Effective Date.

CORPORATION:

American Standard Energy Corp.

By:           ___________________________
Name:           J. Steven Person
Title:           Chief Executive Officer

SABER:

Saber Oil, LLC

By:             ___________________________
Name:             H.H. Wommack, III
Title:             Chief Manager

[Signature Page to Exchange Agreement]

SCHEDULE 1

	Number of Shares of Series A Stock to be Exchanged	Number of Shares of Series B Stock to be Received

Saber Oil, LLC	35,400	35,400